EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-48924 and 333-96085) and Form S-3 (No. 333-66464) of Biopure Corporation of our report dated December 10, 2001 (except for Note 14, as to which the date is January 22, 2002) with respect to the consolidated financial statements of Biopure Corporation included in the Annual Report (Form 10-K) for the year ended October 31, 2001.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

January 24, 2002